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          SECURITIES AND EXCHANGE COMMISSION

                WASHINGTON, D.C. 20549

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                       FORM 8-A


   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
       PURSUANT TO SECTION 12(b) or 12(g) OF THE
            SECURITIES EXCHANGE ACT OF 1934


              BCSB Bankcorp, Inc.
              -------------------
 (Exact Name of Registrant as Specified in Its Charter)


   United States                            Applied For
-----------------------                --------------------
(State of Incorporation                 (I.R.S. Employer
   or Organization)                    Identification no.)

4111 E. Joppa Road, Suite 300, Baltimore, Maryland      21236
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  (Address of Principal Executive Offices)            (Zip Code)



If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]



Securities Act registration statement file number to which this
form relates:                                       N/A
                                                  -------
                                               (If applicable)

Securities to be registered pursuant to Section 12(g) of the
Act:
        Common Stock, par value $.01 per share
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                   (Title of Class)
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Item 1.  Description of Registrant's Securities to be
         Registered.

     The information required by this Item is included under the captions "Description of Capital Stock" (pages 133-134), "Dividend Policy" (page 37), "Market for the Common Stock" (page
40), "Certain Restrictions on Acquisition of the Company and the Bank -- Certain Anti-takeover Provisions in the Charter and Bylaws" (pages 131-133), "The Reorganization and Stock Issuance -- Limitations on Resales by Management" (page 130), "The Reorganization and Stock Issuance -- Effect of Reorganization and Stock Issuance on Depositors and Borrowers of the Bank -- Liquidation Rights" (page 116) and "The Reorganization and Stock Issuance -- Limitations on Purchase of Shares" (pages 128-129) of the Prospectus filed on May 21, 1998 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.  Exhibits.

     The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

          1.   Specimen Common Stock Certificate.

          2. (a) Charter of BCSB Bankcorp, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form
                    SB-2 (File No. 333-44831) (the "Form
                    SB-2")).

               (b) Bylaws of BCSB Bankcorp, Inc. (incorporated by reference to Exhibit 3.2 to the Form
                    SB-2).

               (c)  Plan of Reorganization, as amended
                    (incorporated by reference to Exhibit 2.1 to the Form SB-2).

               (d)  Plan of Stock Issuance, as amended
                    (incorporated by reference to Exhibit 2.2 to the Form SB-2).

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                     EXHIBIT INDEX

Exhibit
Number
-------

  1       Specimen Common Stock Certificate

  2(a) Charter (incorporated by reference to Exhibit 3.1 to the Form SB-2)

  2(b) Bylaws (incorporated by reference to Exhibit 3.2 to the Form SB-2)

  2(c) Plan of Reorganization as amended (incorporated by reference to Exhibit 2.1 to the Form SB-2)

  2(d) Plan of Stock Issuance as amended (incorporated by reference to Exhibit 2.2 to the Form SB-2)


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                       SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              BCSB Bankcorp, Inc.
                              -------------------
                              (Registrant)



Date:  July 7, 1998           By: /s/ Michael J. Dietz
                              ------------------------
                              Michael J. Dietz
                              President